UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2022

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On November 10, 2022, Northern Oil and Gas, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Third Amended and Restated Credit Agreement, dated June 7, 2022, governing the Company’s revolving credit facility with Wells Fargo Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto. Pursuant to the Amendment, the Company’s semi-annual borrowing base redetermination was completed, with the borrowing base under the credit facility increasing from $1.3 billion to $1.6 billion, and the elected commitment amount increasing from $850.0 million to $1.0 billion.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Amendment in this report is a summary and is qualified in its entirety by the terms of the Amendment.

Amended and Restated Warrant Agreements

Also on November 10, 2022, the Company amended and restated its warrants (the “A&R Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) originally issued to Veritas Permian II, LLC and Veritas MOC Holdings, LLC (collectively, the “Veritas Warrantholders”) on January 27, 2022 (the “Original Warrants”). Pursuant to the A&R Warrants, the Veritas Warrantholders now have the option to pay the exercise price thereunder via a “cashless exercise” by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the A&R Warrants, subject to compliance with the federal securities laws. All other terms of the A&R Warrants remain identical to the Original Warrants.

The foregoing description of the A&R Warrants does not purport to be complete and is subject to, and qualified by, the full text of the A&R Warrants, which are filed as Exhibit 4.1 and 4.2 hereto and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Amendment is hereby incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 regarding the A&R Warrants is hereby incorporated by reference into this Item 3.03.

Item 7.01.    Regulation FD Disclosure.

On November 10, 2022, the Company issued a press release related to the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Warrant to Purchase Common Shares, dated November 10, 2022, by and between Northern Oil and Gas, Inc. and Veritas MOC Holdings, LLC.
4.2	Amended and Restated Warrant to Purchase Common Shares, dated November 10, 2022, by and between Northern Oil and Gas, Inc. and Veritas Permian II, LLC.
10.1	First Amendment to the Third Amended and Restated Credit Agreement among Northern Oil and Gas, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, dated November 10, 2022.
99.1	Press Release of Northern Oil and Gas, Inc., dated November 10, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2022	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary